Exhibit 99.1

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[LOGO]
MERCANTILE BANKSHARES CORPORATION

Acquisition of:

Community Bank
—of Northern Virginia

Strategic Expansion in

Attractive, High Growth Markets

January 25, 2005

Forward Looking Statements

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the benefits of the merger between a subsidiary of Mercantile Bankshares Corporation (“Mercantile”) and Community Bank of Northern Virginia (“Community Bank”), including future financial and operating results, cost savings and accretion to reported earnings that may be realized from the merger; (ii) Mercantile’s and Community Bank’s plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts; and (iii) other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements are based upon the current beliefs and expectations of Mercantile’s and Community Bank’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of Mercantile and Community Bank may not be combined successfully, or such combination may take longer to accomplish than expected; (2) the cost savings from the merger may not be fully realized or may take longer to realize than expected; (3) operating costs, customer loss and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected; (4) governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger; (5) the shareholders of Community Bank may fail to approve the merger; (6) adverse governmental or regulatory policies may be enacted; (7) the interest rate environment may further compress margins and adversely affect net interest income; (8) results may be adversely affected by continued diversification of assets and adverse changes to credit quality; (9) competition from other financial services companies in Mercantile’s and Community Bank’s markets; and (10) the risk of an economic slowdown that would adversely affect credit quality and loan originations. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Mercantile’s and Community Bank’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available at the SEC’s Internet site (http://www.sec.gov).

All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Mercantile or Community Bank or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Except as required by law, Mercantile and Community Bank do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.

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Transaction Rationale

Accelerates Washington Region Growth

•                  Provides a substantial presence in Northern Virginia

•                  Demographics of Community Bank’s markets among the best in the U.S.

Attractive Community Bank Franchise

•                  Strong fit with Mercantile’s predominantly commercial focus, emphasizing quality customer service

•                  Track record of strong growth and profitability

•                  Attractive branch platform in high growth market

Solid Transaction Economics

•                  Modestly accretive to GAAP and cash EPS in first full year of combined operations

•                  Mid-teens internal rate of return

Manageable Execution Risk

•                  Limited branch overlap will facilitate integration and minimize customer and employee disruption

•                  Identified, achievable cost savings

Management Additive

•                  Key Community Bank officers to join Mercantile management team

Summary of Significant Terms

Transaction Value:(1)	$212.4 million (includes value of CBNV options)

Consideration Mix:	60% stock / 40% cash (CBNV options to be converted into MRBK options)

Implied Value per CBNV Share:(1)	$20.375 per share

Exchange Ratio:(1)	Fixed at 0.4005 MRBK shares for each CBNV share

Cash Consideration:	Fixed at $20.375 per share

Transaction Structure:	Tax-free reorganization

Community Bank to be merged into Mercantile Potomac Bank division of Mercantile-Safe Deposit & Trust Company (“MSD&T”)

Voting Agreements:	Approximately 30% of outstanding shares are subject to voting agreements

(1)           Based on MRBK average share price for the 10 days ended January 21, 2005 of $50.87.

Summary of Significant Terms

Management Representation:	David Summers, current President and CEO of Community Bank, to become Executive Vice President of Mercantile Potomac Bank

Other key Community Bank managers to join Mercantile team

Board Representation:	At least two, but no more than three, members of Community Bank Board to join MSD&T Board (including David Summers)

Walk-Away:	Termination right if MRBK stock declines 15% and underperforms the NASDAQ Bank Index by 15%; MRBK has the right to top-up

Termination Fee:	$7 million (3.3% of transaction value)

Due Diligence:	Completed

Required Approvals:	Community Bank shareholders; Customary regulatory approvals

Expected Closing:	Second quarter of 2005

Community Bank At-a-Glance

Community Bank’s branch network and lending operations are an excellent addition to Mercantile

Attractive Community Banking Franchise

•                  Third largest independent community bank headquartered in Northern Virginia

•                  13 branches in Fairfax and Loudoun counties

•                  $654 million in gross loans: 72% are commercial real estate, construction and C&I; and 28% are mortgage and consumer

Solid Fundamentals

2004 (1)
Assets:	$880 million
Gross Loans:	654
Deposits:	649

ROAA:	1.08%
ROAE:	15.8

NPAs / Assets:	0.23%
Reserves / Loans:	1.04
TE / TA:	6.82

(1)          Per Community Bank unaudited financial statements as of December 31, 2004.

Highly Attractive Footprint

Community Bank provides substantial expansion in desirable Loudoun and Fairfax Counties

[CHART]

Mercantile Washington D.C. Initiative

•              Mercantile Potomac Bank to be merged into MSD&T prior to closing

•              Community Bank will be merged into MSD&T as part of the Mercantile Potomac Division

•              Consolidation into lead bank provides funding and capital to support strong anticipated growth

($ in millions)	Community Bank (1)	Mercantile Potomac (1)	Pro Forma Division (2)	MSD&T (1)	MSD&T Pro Forma (3)
Assets:	$880	$1,024	$1,904	$4,576	$6,480

Gross Loans:	654	829	1,483	3,235	4,718

Deposits:	649	719	1,368	3,464	4,832

Branches:	13	16	29	29	58

(1)                               Unaudited financial data as of December 31, 2004.

(2)                               Upon completion of merger of Community Bank and Mercantile Potomac, subject to regulatory and Community Bank shareholder approval. Does not include fair value of mark-to-market or purchase accounting adjustments.

(3)                               Upon completion of mergers of Mercantile Potomac and Community Bank into MSD&T, subject to regulatory and Community Bank shareholder approval. Does not include fair value of mark-to-market or purchase accounting adjustments.

Well Positioned in Attractive Markets

Deposit Market Share

	Community Bank		Mercantile Potomac		Pro Forma
	Deposits ($M)	Branches	Deposits ($M)	Branches	Deposits ($M)	Branches	Mkt. Share	Rank
Washington & N. Virginia Region (1)(2)	$662	13	$704	16	$1,366	29	1.7%	9

Montgomery, MD	—	—	605	12	605	12	3.0	10
Fairfax, VA (2)	403	8	51	2	454	10	1.2	10
Loudoun, VA	154	4	48	2	202	6	8.8	5
Fairfax (City), VA	105	1	—	—	105	1	7.3	7

Market Demographics

Median Household Income	Projected Population Growth (2004-2009)

[CHART]	[CHART]

Source: SNL Financial. All data presented is weighted average by June 30, 2004 deposits at the county level, unless otherwise noted.

(1)                               Washington & Northern Virginia region includes Washington DC, Fairfax, Fairfax City, Loudoun, Montgomery and Prince William counties.

(2)                               Excludes E*Trade’s and Capital One’s deposits.

(3)                               Community Bank region includes Fairfax, Fairfax City and Loudoun counties.

Due Diligence and Integration

•                  Comprehensive due diligence performed

•                  Focus on credit, legal and accounting

•                  In-depth file review of a substantial portion of commercial loan portfolio

•                  Substantially all employees with customer interaction remain in place minimizing customer disruption

•                  Drawing from Mercantile’s successful experience with the F&M integration, a transition team will be formed with representatives from both Mercantile and Community Bank

•                  Senior Community Bank management to join Mercantile

•                  David Summers, CEO, to become Executive Vice President of Mercantile Potomac Bank

•                  Other key Community Bank managers to join Mercantile team

•                  Systems conversion anticipated in the Fall of 2005

Financial Impact

Key Assumptions

•                  Cost savings of 25% of Community Bank’s non-interest expense, phased in 25% in 2005 and 100% thereafter

•                  Estimated merger-related charges of $14.5 million pre-tax one-time charges and $5.0 million merger related expenses recognized in 2005(1)

•                  Revenue enhancements identified but not included in pro forma analysis

•                  Core deposit intangible of 4% of Community Bank’s non-time deposits, amortized straight-line over seven years

•                  Transaction to close in second quarter of 2005

(1)          Excludes purchase accounting charge for financial asset mark-to-market adjustments.

Transaction Pricing and Financial Impact

Transaction Pricing

•                  Based on MRBK’s average share price for the 10 days ended January 21, 2005 of $50.87

•                  Multiples paid are in line with comparable transactions:

	Community		Mid-Atlantic / Southeast (1)
	Bank		High		Median		Low
Premium to Market:	15.9%		70.1%		33.7%		-3.5%
Price / LTM Earnings	23.1	x	47.1	x	24.2	x	16.5	x
Price / Forward Earnings (2)	21.1	(3)	26.3		21.6		16.7
Price / Tangible Book Value	3.45		5.07		3.16		1.93
Deposit Premium (4)	27.9%		74.0%		23.4%		15.8%

Financial Impact

•                  Approximately 0.7% accretive to 2006 I/B/E/S GAAP EPS and 0.9% to 2006 cash EPS

•                  Breakeven to 2005 I/B/E/S GAAP and cash EPS based on Mercantile’s I/B/E/S estimates before merger-related costs

•                  Mid-teens IRR

•                  Tangible common equity ratio remains above 9% at closing

(1)                               Includes selected transactions from January 1, 2003, between $50 million and $500 million in deal value, in DC, MD, NC, NJ, TN, VA.

(2)                               Forward earnings represent the earnings estimate for the target for the full calendar year in which the transaction is announced.

(3)                               Community Bank forward estimate based on 2004 actual (unaudited) grown at 10%.

(4)                               Deposits exclude all CDs greater than $100,000.

Additional Information

Community Bank and Mercantile intend to file with the SEC and FDIC a proxy statement / prospectus and other relevant materials in connection with the merger which will serve as Community Bank’s proxy statement and Mercantile’s prospectus. The proxy statement / prospectus will be mailed to the shareholders of Community Bank. Investors and security holders of Community Bank are urged to read the proxy statement / prospectus and the other relevant materials when they become available because they will contain important information about Community Bank, Mercantile and the merger.

The proxy statement / prospectus and the other relevant materials (when they become available) and other documents filed by Community Bank or Mercantile may be obtained free of charge at the SEC’s Internet site at www.sec.gov or at the Community Bank Internet site at www.cbnv.com. In addition, investors and security holders may obtain free copies of the documents filed with the FDIC by Community Bank by contacting Dale Phelps, Community Bank of Northern Virginia, 107 Free Court, Sterling, VA 20164, telephone 703-444-7634 or from Community Bank’s Internet site at www.cbnv.com. Investors and security holders my obtain free copies of the documents filed with the SEC by Mercantile by contacting David Borowy, Mercantile Bankshares Corporation, Two Hopkins Plaza, Baltimore, MD 21201, telephone 410-347-8039 or from Mercantile’s Internet site at www.mrbk.com/invest/sec.html.

Community Bank and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Community Bank in connection with the merger. Information about the directors and executive officers of Community Bank and their ownership of Community Bank common stock is set forth in the proxy statement, dated April 30, 2004, for Community Bank’s 2004 annual meeting of shareholders, as filed with the FDIC on a Schedule 14A which is available on Community Bank’s Internet site at www.cbnv.com. Additional information regarding the interests of such participants may be obtained by reading the proxy statement/prospectus when it becomes available.